EXECUTION VERSION

SUBORDINATION AGREEMENT

THIS SUBORDINATION AGREEMENT (this “Agreement”) is made as of April 17,  2015 by and among HALE CAPITAL PARTNERS, L.P., a limited partnership organized under the laws of Delaware (acting in its capacity as Administrative Agent for the Lenders referred to in the Junior Credit Agreement (defined below) (together with its successors and assigns, the “Junior Administrative Agent”) and as Collateral Agent for the benefit of the Secured Parties referred to in the Junior Financing Agreement (defined below) (together with its successors and assigns, the “Junior Collateral Agent” and, together with the Junior Administrative Agent and each of the Secured Parties referred to in the Junior Financing Agreement, “Junior Lender”), MIDWAY GOLD CORP. (“Midway”) and each of its subsidiaries that are signatories to this Agreement (collectively or individually, as the context may require, “Loan Parties”), and COMMONWEALTH BANK OF AUSTRALIA (acting in its capacity as Administrative Agent for the Lenders referred to in the Senior Credit Agreement (defined below) (together with its successors and assigns, the “Senior Administrative Agent”) and as Collateral Agent for the benefit of the Secured Parties referred to in the Senior Financing Agreement (defined below) (together with its successors and assigns, the “Senior Collateral Agent” and, together with the Senior Administrative Agent and  each of the other Agents, Lenders, Approved Hedge Counterparties and other Secured Parties referred to in the Senior Financing Agreement, “Senior Lender”)).

RECITALS

A.MDW Pan LLP, a wholly owned subsidiary of Midway (“MDW Pan”), Commonwealth Bank of Australia, as Administrative Agent, Collateral Agent, Technical Agent, and Initial Lender, and each other Lender party thereto from time to time have entered into that certain Credit Agreement, dated as of July 18, 2014 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Senior Credit Agreement”), pursuant to which, among other things, the Lenders party thereto agreed, subject to the terms and conditions set forth therein, to make certain loans and financial accommodations to MDW Pan.

B.In connection with the Senior Credit Agreement, MDW Pan entered into secured hedge agreements (such secured hedge agreements in effect on the date hereof, as amended, amended and restated, supplemented or otherwise modified from time to time, the “Senior Secured Hedge Agreements”) with certain Approved Hedge Counterparties (as defined in the Senior Credit Agreement).

C.Midway, Midway Services Company and each of the other Loan Parties (other than MDW Pan), as guarantors, and the Senior Administrative Agent and the Senior Collateral Agent have entered into that certain Guaranty, dated as of July 18, 2014 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Senior Guaranty” and, together with the Senior Credit Agreement and the Senior Secured Hedge Agreements, the “Senior Financing Agreement”), pursuant to which, among other things, the Loan Parties guaranteed the obligations of MDW Pan under the Senior Credit Agreement and the Senior Secured Hedge Agreements.

D.The obligations of Midway, MDW Pan and each of the other Loan Parties under the Senior Financing Agreement are secured by perfected first priority liens on substantially all of the assets of the Loan Parties.

E.The Loan Parties and Hale Capital Partners L.P., as Administrative Agent and Collateral Agent and each other Lender party thereto from time to time are entering into that certain

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Subordinated Credit Agreement as of even date herewith (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Junior Credit Agreement”), pursuant to which, among other things, the Junior Lenders have agreed, subject to the terms and conditions set forth therein, to make certain loans to MDW Pan in the aggregate principal amount of US$10,500,000.

F.Midway, Midway Services Company and each of the other Loan Parties (other than MDW Pan), as guarantors, and the Junior Administrative Agent and the Junior Collateral Agent are entering into that certain Guaranty of even date herewith (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Junior Guaranty” and, together with the Junior Credit Agreement, the “Junior Financing Agreement”), pursuant to which, among other things, the Loan Parties are guaranteeing the obligations of MDW Pan under the Junior Credit Agreement.

G.The obligations of Midway, MDW Pan and each of the other Loan Parties under the Junior Financing Agreement are to be secured by second priority liens on the same assets securing the obligation of the Loan Parties under the Senior Financing Agreement (the “Junior Lien”).

H.The Junior Lender has agreed, as a condition to the Senior Lender permitting the Junior Financing Agreement to be consummated, that the rights and interests of the Junior Lender under the Junior Financing Agreement, and the Junior Lien and the Junior Lender’s rights and interests in respect of the Junior Lien, be fully and absolutely subordinate, as provided herein, to the rights and interests of the Senior Lender.

NOW THEREFORE, to induce Senior Lender to permit Midway, MDW Pan and each of the other Loan Parties to consummate the transactions contemplated by the Junior Financing Agreement, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree:

1. Definitions. As used in this Agreement, the following terms have the following meanings:

“Agreement” shall have the meaning ascribed to it in the preamble of this Agreement.

“Affiliate” of any Person shall mean any Person which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person.  For purposes of this definition, control of a Person shall mean the power, directly or indirectly, (x) to vote twenty percent (20%) or more of the securities having ordinary voting power for the election of directors of such Person, or (y) to direct or cause the direction of the management or policies of such Person whether by contract or otherwise.

“Bankruptcy Code” shall mean the United States Bankruptcy Code (11 U.S.C. §101 et seq.), as amended from time to time.

“Business Day” shall mean any day other than a Saturday, a Sunday or a day that is a legal holiday under the laws of the State of New York or on which banking institutions in the State of New York are required or authorized by law or other governmental action to close.

“Collateral” shall mean, collectively, (a) the “Collateral” under and as defined in the Senior Financing Agreement, and shall include, in any event, all property and assets of, and equity interests in, each Obligor and all other Persons in which a lien or security interest is, or is intended to be, granted to or for the benefit of Senior Lender, or otherwise pledged or assigned to any such Person, as security for the Senior Debt and (b) the “Collateral” under and as defined in the Junior Financing Agreement,

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and shall include, in any event, all property and assets of, and equity interests in, each Obligor and all other Persons in which a lien or security is, or is intended to be, granted to the Junior Lender, or otherwise pledged or assigned to any such Person, as security for the Junior Debt, but shall in no event include at any time any property or asset that is not included in (a) above.

“Collection Action” shall mean, with respect to Junior Debt, any action (a) to sue for, or to exercise any rights of set-off against any Obligor for, the whole or any part of the Junior Debt, (b) to initiate or participate with others in any suit, action or Proceeding against any Obligor or its property to (i) enforce payment of or to collect the whole or any part of the Junior Debt or (ii) commence judicial enforcement of any of the rights and remedies under the Junior Debt Documents or applicable law with respect to the Junior Debt, (c) to accelerate any Junior Debt, (d) to cause any Obligor to honor any redemption, put or mandatory payment obligation with respect to the Junior Debt or (e) in respect of the Junior Debt under the provisions of any state, local, federal or foreign law, including without limitation the Uniform Commercial Code as in effect in any applicable jurisdiction, or under any Junior Debt Document, to foreclose upon, take possession of or sell any property or assets of any Obligor.

“Debtor Relief Law” shall mean the Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws from time to time in effect affecting the rights of creditors generally, as amended from time to time.

“Disposition” or “Dispose” means the sale, assignment, transfer, license, lease (as lessor), or other disposition (including any sale and leaseback transaction) of any property by any Person (or the granting of any option or other right to do any of the foregoing).

“Distribution” means with respect to any indebtedness, (a) any payment or distribution by any Person of cash, securities or other property, by set-off or otherwise, on account of such indebtedness or obligation, (b) any redemption, purchase or other acquisition of such indebtedness or obligation of any Person or (c) the granting of any Lien to or for the benefit of the holders of such indebtedness or obligation in or upon any property of any Person.

“First Lien Loan Cap” means an amount equal to (a) the aggregate principal amount of Loans (as defined in the Senior Credit Agreement) outstanding as of the date hereof plus (b) the aggregate amount of COF Commitments (as defined in the Senior Credit Agreement) outstanding as of the date hereof less (c) the aggregate principal amount of any Loans (as defined in the Senior Credit Agreement) repaid or prepaid after the date hereof plus (d) U.S.$7,500,000.

“Junior Debt” shall mean, collectively, all of the obligations, liabilities and indebtedness of the Obligors to Junior Lender evidenced by the Junior Notes, the Junior Financing Agreement and all other amounts now or hereafter owed by the Obligors to Junior Lender under or in respect of any of Junior Debt Documents, including, without limitation, the “Secured Obligations” (as such term is defined in Junior Financing Agreement), including, without limitation, the principal amount of all debts (including, without limitation, Junior PIK Interest), claims and indebtedness, accrued and unpaid interest and all commitment fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and from time to time hereafter owing, due or payable, whether before or after the filing of a Proceeding, together with (a) any amendments, modifications, renewals, restatements, substitutions or extensions thereof, and (b) any interest, fees or other amounts accruing thereon after the commencement of a Proceeding, without regard to whether or not such interest, fees or other amounts are allowed claims.

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 “Junior Debt Documents” shall mean, collectively, the Junior Notes, the Junior Financing Agreement, the other “Loan Documents” (as defined in the Junior Financing Agreement), any guaranty of any “Secured Obligations”  (as defined in the Junior Financing Agreement), and all other documents, agreements and instruments evidencing or otherwise pertaining to the Junior Debt, as in effect on the date hereof or as otherwise amended pursuant to the terms hereof.

 “Junior Default” shall mean any “Event of Default” (as such term is defined in the Junior Financing Agreement) or any other occurrence permitting Junior Lender to accelerate the payment of, or put or cause the redemption of, all or any portion of the Junior Debt or any of the Junior Notes.

“Junior Default Notice”  means a written notice from the Junior Lender to the Senior Collateral Agent pursuant to which the Senior Collateral Agent is notified of the occurrence of any “Default” or “Event of Default” (as such term is defined in the Junior Financing Agreement), which notice incorporates a reasonably detailed description of such “Default” or “Event of Default”.

“Junior Financing Agreement” shall have the meaning ascribed to it in the Recitals of this Agreement.

“Junior Lender”  shall have the meaning ascribed to it in the preamble of this Agreement and any person that, if not prohibited by the terms of this Agreement, becomes party to the Junior Debt Documents as lender (and including any other lender or group or group of lenders that at any time refinances, replaces or succeeds to all or any portion of the Junior Debt Documents or is otherwise party to the Junior Debt Documents as a lender).

 “Junior Lender’s Expenses” shall mean those certain reasonable fees, out-of-pocket costs, and expenses due and owing to Junior Lender in accordance with the terms of the Junior Debt Documents (including out-of-pocket attorneys’ fees and expenses and similar reasonable costs and expenses; monitoring costs, and payments in respect of expense reimbursements or indemnities (including, without limitation, tax indemnities) by the Obligors to the Junior Lender pursuant to the Junior Debt Documents).

“Junior Notes” shall mean the subordinated notes owing from the Loan Parties to the Junior Lender, and shall include, without limitation, any additional Junior Notes evidencing Junior PIK Interest or Junior PIK Commitment Fees.

“Junior PIK Commitment Fees” shall mean “Commitment Fees”, as such term is defined in the Junior Credit Agreement (as currently in effect and without giving effect to any amendments not approved in writing by the Senior Lender (acting through the Senior Collateral Agent)) that is paid in kind, and not in cash, by capitalizing such fees as principal of the Junior Notes or by the issuance of additional Junior Notes, and which shall not be due and payable prior to the date on which final payment of all principal of the Junior Debt is due.

“Junior PIK Interest” shall mean interest on the Junior Debt that is paid in kind, and not in cash, by capitalizing such interest as principal of the Junior Notes or by the issuance of additional Junior Notes, and which shall not be due and payable prior to the date on which final payment of all principal of the Junior Debt is due, including: (a) regularly scheduled payments of additional interest (at the non-default payable in kind rate of interest not to exceed 13.5 percent (13.5%) per annum pursuant to the terms set forth in the Junior Debt Documents as in effect on the date hereof) and (b) payments of interest on the Junior Debt at the default rate of interest not to exceed 17.5 percent 17.5%) per annum

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charged in accordance with the terms set forth in the Junior Debt Documents, which interest at such default rate shall not be paid in cash but may be paid as Junior PIK Interest.

“Lien” shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance (including, but not limited to, easements, rights of way and the like), lien (statutory or other), security agreement or transfer intended as security, including without limitation, any conditional sale or other title retention agreement, the interest of a lessor under a capital lease or any financing lease having substantially the same economic effect as any of the foregoing.

“Limited Make  Whole Payment Period” shall mean the period from the “Closing Date” (as defined under the Junior Credit Agreement (as currently in effect and without giving effect to any amendments not approved in writing by the Senior Lender (acting through the Senior Collateral Agent)) to the date 180 days after such Closing Date.

“Loan Parties” shall have the meaning ascribed to such term in the preamble of this Agreement, and shall include, in any case, all other Persons that join in the execution and delivery of the Senior Financing Agreement, any Permitted Refinancing Loan Document or the Junior Financing Agreement after the date hereof as a “borrower” or “guarantor” or “pledgor” thereunder.

“Obligor” shall mean, individually and collectively, the Loan Parties, all other “Loan Parties” under the Senior Financing Agreement or the Junior Financing Agreement and all other Persons that from time to time may be guarantors of the Senior Debt or the Junior Debt, in each case, together with their respective subsidiaries.

“Paid in Full” or “Payment in Full” shall mean the payment in full in cash of all payment obligations in respect of the Senior Debt (other than unasserted contingent obligations), the termination of the lending commitments under the Senior Debt Documents (other than pursuant to a Permitted Refinancing) and the occurrence of the Discharge Date (as defined in the Senior Debt Documents).

“Permitted Junior Debt Payments” shall mean (a) payments by MDW Pan of the fee in the amount of $200,000 (with $100,000 due on the intial borrowing under the Junior Credit Agreement and the remainder due on the second borrowing under the Junior Credit Agreement) and of fees and expense not to exceed $200,000, (b) payments by MDW Pan of an amount not to exceed (i) fifty percent (50%) of any Restricted Payments (as defined in the Senior Credit Agreement) permitted to be made by MDW Pan in accordance with the Senior Credit Agreement less (ii) the first US$3,000,000 of such Restricted Payments to the extent paid by the Borrower to MDW Pan Holdings Corp. (such difference the “Available Cash Amount”) and (c) payments by MDW Pan pursuant to Section 2.03(b) (Mandatory Equity Prepayment) of the Junior Credit Agreement;  provided that (x) there shall be no Permitted Junior Debt Payments at any time that a Prospective Event of Default or Event of Default (in each case, as defined in the Senior Financing Agreement) shall have occurred and be continuing or to the extent that a Prospective Event of Default or Event of Default would occur after giving effect to such payment, (y) any payments proposed to be made (i) prior to the Economic Completion Date (as defined in the Senior Credit Agreement) or (ii) at any time following the expiration of the Limited Make Whole Payment Period shall require the prior written approval of the Senior Lender (acting in its sole and absolute discretion through the Senior Collateral Agent).

“Permitted Non-Blockable Actions” shall have the meaning set forth in Section 3.2(b).

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“Permitted Refinancing” shall mean any replacement, refunding or refinancing of Senior Debt, provided that the financing documentation entered into by the Obligors in connection with such Permitted Refinancing constitutes Permitted Refinancing Loan Documents.

“Permitted Refinancing Loan Documents” shall mean any financing documentation that replaces, refunds or refinances the Senior Debt Documents, and pursuant to which Senior Debt is replaced, refunded or refinanced (with a collateral package substantially the same as, or not more expansive than, the collateral package for the Senior Debt Documents), as such financing documentation may be amended, supplemented, restated or otherwise modified from time to time as permitted hereunder.

“Person” shall mean any natural person, corporation, general or limited partnership, limited liability company, firm, trust, association, government, governmental agency or other entity, whether acting in an individual, fiduciary or other capacity.

 “Proceeding” shall mean any voluntary or involuntary insolvency, bankruptcy, receivership, custodianship, liquidation, dissolution, reorganization, assignment for the benefit of creditors, appointment of a custodian, receiver, trustee or other officer with similar powers or any other proceeding for the liquidation, dissolution or other winding up of a Person, including, without limitation, any of the foregoing under any Debtor Relief Law.

“Rate Management Obligations” of any Loan Party or an Obligor shall mean any and all obligations of such Person to the Senior Lender or any Affiliate of the Senior Lender, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under or relating to any Senior Secured Hedge Agreements.

“Reorganization Subordinated Securities” shall mean any (a) debt securities issued in substitution of or exchange for all or any portion of the Junior Debt that (i) are subordinated in right of payment, performance and otherwise (including with respect to any Lien in respect of any Collateral) to the Senior Debt (and/or any debt securities issued in substitution of or exchange for all or any portion of the Senior Debt) to at least the same extent that the Junior Debt is subordinated to the Senior Debt pursuant to the terms of this Agreement and (ii) do not have the benefit of any obligation of any Person (whether as issuer, guarantor, or otherwise) unless the Senior Debt has the benefit of the obligation of such Person (and the obligations of such Person are subordinated at least to the extent provided in this Agreement with respect to the Junior Debt, to the payment of all Senior Debt at the time outstanding and all debt securities issued in exchanged therefor at the time outstanding), and/or (b) equity securities issued in substitution of or exchange for all or any portion of the Junior Debt, provided, that if such equity securities provide for mandatory redemption or mandatory dividend or distribution payments, the making and payment thereof shall be subordinated in right of payment, performance and otherwise to the Senior Debt (or any equity securities issued in substitution of or exchange for all or any portion of the Senior Debt) to at least the same extent that the Junior Debt is subordinated to the Senior Debt pursuant to the terms of this Agreement.

“Senior Covenant Default” shall mean any “Event of Default” (as such term is defined in the Senior Financing Agreement or any Permitted Refinancing) (but excluding any Senior Payment Default).

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“Senior Debt” shall mean the Senior Secured Obligations owed to the Senior Lender (or any Indemnitee referred to in the Senior Debt Documents) under the Senior Debt Documents, including, without limitation, the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and from time to time hereafter owing, due or payable by any Obligor to the Senior Lender or an Affiliate of Senior Lender under the Senior Debt Documents, whether before or after the filing of a Proceeding (including for the avoidance of doubt, and to the extent applicable, and in accordance with the terms hereof, obligations owed to Senior Lender pursuant to any DIP Financing) and Rate Management Obligations owed to the Senior Lender or an Affiliate of the Senior Lender, and all obligations and liabilities incurred with respect to a Permitted Refinancing, together with (a) any amendments, modifications, renewals, restatements, substitutions or extensions thereof to the extent permitted under this Agreement, and (b) any interest accruing thereon after the commencement of a Proceeding, without regard to whether or not such interest is an allowed claim, and any fees or other amounts (other than interest) accruing thereon after the commencement of a Proceeding, provided, that such fees and other amounts are allowed claims; provided, however, to the extent that the aggregate outstanding principal amount of Loans (as defined in the Senior Credit Agreement or the Permitted Refinancing Loan Documents, as applicable) exceeds the First Lien Loan Cap, the portion of such principal exceeding the First Lien Loan Cap shall not constitute Senior Debt for purposes of this Agreement.

“Senior Debt Documents” shall mean, collectively, the Senior Financing Agreement, the “Loan Documents”  (as defined in the Senior Financing Agreement), any guaranty of any Senior Secured Obligations, and all other documents, agreements and instruments evidencing, securing or otherwise pertaining to all or any portion of the Senior Debt, including, without limitation, Permitted Refinancing Loan Documents, as in effect on the date hereof or as otherwise amended pursuant to the terms hereof.

“Senior Default” shall mean any Senior Payment Default or Senior Covenant Default.

“Senior Enforcement Action” shall mean, any action by the Senior Lender to (a) sue for, take or receive from or on behalf of any Obligor, by set-off or in any other manner, the whole or any part of any moneys which may now or hereafter be owing by any Obligor with respect to the Senior Debt, (b) initiate or participate with others in any suit, action or proceeding against any Obligor or its property to (i) enforce payment of or to collect the whole or any part of the Senior Debt or (ii) commence judicial enforcement of any of the rights and remedies under the Senior Debt Documents or applicable law with respect to the Senior Debt, (c) accelerate the Senior Debt, and (d) foreclose on the lien of the Senior Lender in all or a material portion of the Collateral or exercise any right of repossession, levy, attachment, setoff or liquidation against all or a material portion of the Collateral.

“Senior Lender” shall have the meaning ascribed to it in the preamble of this Agreement~~.~~ together with its respective Affiliates (with respect to the Rate Management Obligations).

“Senior Payment Default” shall mean any failure by any of the Obligors to make (x) any required payment of interest, principal or fees under the Senior Debt Documents,  and/or (y) any reimbursement payment required by the terms of the Senior Debt Documents, in respect of which Senior Lender shall not have received a written notice from an Obligor disputing such payments, in any such case as and when due, including, without limitation, any such default after acceleration thereof and/or the filing or commencement of a Proceeding, regardless, in any such case, of any requirement of notice or lapse of time or both before such failure to pay becomes an “Event of Default” under the Senior Debt Documents.

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“Senior Secured Obligations” shall mean the “Secured Obligations” as such term is defined in the Senior Financing Agreement.

2. Subordination.

2.1 Subordination of Junior Debt to Senior Debt.  Each of the Obligors covenants and agrees, and Junior Lender by its acceptance of the Junior Notes and each other Junior Debt Document (whether upon original issue or upon transfer or assignment) covenants and agrees, that the payment of any and all of the Junior Debt is subordinate and subject in right of payment, to the extent and in the manner hereinafter set forth, to the prior Payment in Full of the Senior Debt, except that MDW Pan shall be permitted to pay, and the Junior Lender shall be permitted to receive, Permitted Junior Debt Payments and, to the extent not paid in cash with the  Permitted Junior Debt Payments referred to in clause (a) of the definition thereof, Junior PIK Interest and Junior PIK Commitment Fees.  Senior Lender, whether now outstanding or hereafter created, incurred, assumed or guaranteed, shall be deemed to have acquired Senior Debt in reliance upon the provisions contained in this Agreement.  The parties hereto intend that this Agreement be enforceable under any Proceeding or Debtor Relief Law.

2.2 Proceedings.
(a)

Payments and Distributions.  In the event of any Proceeding involving any Obligor or any property of any Obligor or any payment or distribution in respect of any such property in any Proceeding: (i) all Senior Debt first shall be Paid in Full before any payment of, or payment or distribution with respect to, the Junior Debt shall be made (other than a distribution of Reorganization Subordinated Securities) from such Obligor or with respect to its property; (ii) any payment and/or distribution from such Obligor or with respect to its property, whether in cash, property or securities which, but for the terms hereof, otherwise would be payable or deliverable in respect of the Junior Debt (other than a distribution of Reorganization Subordinated Securities), shall be paid or delivered directly to the Senior Collateral Agent (acting on behalf of the Senior Lender) until all Senior Debt is Paid in Full, and Junior Lender irrevocably authorizes, empowers and directs all receivers, trustees, liquidators, custodians, conservators and others having authority in the premises to effect all such payments and/or distributions, and Junior Lender also irrevocably authorizes the Senior Collateral Agent to demand, sue for, collect and receive every such payment or distribution in the name of Senior Lender pursuant to the authority granted herein; and (iii) Junior Lender agrees to execute and deliver to Senior Lender or its representative all such further instruments reasonably requested by Senior Lender or its representative to confirm the authorization referred to in the foregoing clause (ii)  (provided, that no such instrument shall require Junior Lender to permit Senior Lender to take any of the foregoing actions in the name of Junior Lender).

(b)

Proofs of Claim; Claims; Voting; and Other Matters.  Junior Lender shall retain all rights to vote and otherwise act in any such Proceeding (including the right to vote to accept or reject any plan of reorganization, composition, arrangement or liquidation) to the extent provided by applicable law and to the extent not inconsistent with this Agreement. Junior Lender hereby irrevocably authorizes, empowers and appoints the Senior Collateral Agent as its agent and attorney-in-fact to (i) execute, verify, deliver and file any proofs of claim in respect of the Junior Debt in connection with a

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Proceeding upon the failure of Junior Lender promptly to do so prior to ten (10) days before the expiration of the time to file any such proof of claim (if Junior Lender has failed to file such proof of claim prior to such date) and (ii) vote such claim in any such Proceeding upon the failure of Junior Lender to do so prior to three (3) Business Days before the expiration of the time to vote any such claim provided Senior Collateral Agent provides Junior Lender with written notice of Senior Collateral Agent’s intention to vote such claim at least one (1) Business Day prior to voting such claim and copies of the foregoing are promptly delivered by Senior Collateral Agent to Junior Lender (it being agreed that the Junior Lender may thereafter vote such claim in accordance with this Section 2.2(b) whereafter, the Senior Collateral Agent shall no longer be able to vote such claim in such proceeding); provided, that the Senior Collateral Agent shall have no obligation to execute, verify, deliver, file and/or vote any such proof of claim. Notwithstanding the foregoing, the Junior Lender shall not (a) (i) take any action or vote in any way so as to directly or indirectly challenge or contest (A) the validity or the enforceability of any of the Senior Debt Documents or the liens and security interests granted to or for the benefit of Senior Lender with respect to the Senior Debt, (B) the rights and duties of Senior Lender established in the Senior Debt Documents, or (C) the validity or enforceability of this Agreement; (ii) propose or support any plan of reorganization involving an Obligor that is inconsistent with the priorities of this Agreement or otherwise contravenes this Agreement, or that does not provide for the Payment in Full of the Senior Debt (except any such plan that is supported by the Senior Lender); (iii) vote in favor of any plan of reorganization involving an Obligor that (A) invalidates, limits, restricts or subordinates any liens of the Senior Lender in and to the Collateral, (B) invalidates, limits or disallows any claims of the Senior Lender, (C) provides for the equitable subordination of all or any portion of the claims of the Senior Lender, (D) results in the transfer to the relevant Loan Party’s estate of any lien securing all or any portion of the claims of the Senior Lender, or (E) provides for the application of Collateral or proceeds of Collateral in a manner that is inconsistent with the terms of this Agreement; (iv) seek relief from the automatic stay of Section 362 of the Bankruptcy Code or any other stay in any Proceeding in respect of any portion of the Collateral unless the Senior Lender is also seeking such relief; or (v) directly or indirectly oppose any relief requested or supported by the Senior Lender, including, any sale or other disposition of property free and clear of the liens and security interests of the Junior Lender under Section 363(f) of the Bankruptcy Code or any other similar provision of applicable law so long as the proceeds thereof are applied to permanently reduce the Senior Debt.

(c)

Continued Effect.  The Senior Debt shall continue to be treated as Senior Debt hereunder, and the provisions of this Agreement shall continue to govern the relative rights and priorities of Senior Lender and Junior Lender, even if all or part of the security interests securing the Senior Debt are subordinated, set aside, avoided or disallowed under Section 548(a) of the Bankruptcy Code or any similar state fraudulent conveyance or transfer law; provided, however, this subsection 2.2(c) shall not apply in the event that the security interests securing the Senior Debt are subordinated, set aside, avoided or disallowed under the Bankruptcy Code or any similar state fraudulent conveyance or transfer law due to Senior Lender’s actual fraud or willful misconduct.

2.3 Junior Debt Payments.

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(a)

Restrictions on Payments; Commencement of Payment Blockage.  The terms of the Junior Debt Documents to the contrary notwithstanding, each Obligor hereby agrees that it may not and shall not make, and Junior Lender hereby agrees that it may not and shall not accept, any payment or distribution (other than a distribution of Reorganization Subordinated Securities) on account of, or any redemption, purchase or acquisition of, any of the Junior Debt (by set off or otherwise) unless and until the Senior Debt shall have been Paid in Full other than, except as otherwise provided in this Section 2.3, Permitted Junior Debt Payments.  The Obligors and Junior Lender further agree that, unless and until the Senior Debt shall have been Paid in Full, no Permitted Junior Debt Payments shall be made by any Obligor or accepted by Junior Lender if, at the time of such payment or immediately after giving effect thereto a Prospective Event of Default or an Event of Default (in each case, as defined in the Senior Financing Agreement) has occurred and is continuing.

(b)

Termination of Payment Blockage.  The Obligors may resume and the Junior Lender may accept Permitted Junior Debt Payments in respect of the Junior Debt (and any Obligor may make and the Junior Lender may accept any Permitted Junior Debt Payments missed due to the application of Section 2.3(a) (provided, that the Obligors may only make and Junior Lender may only accept any such missed payments if, at the time of the making of such payment, Permitted Junior Debt Payments are not otherwise prohibited to be made under this Section 2.3)) upon the earliest to occur of (i) the written waiver by Senior Collateral Agent (acting on the instructions of the Senior Lender) of any applicable Prospective Event of Default or Event of Default, (ii) any applicable Prospective Event of Default or Event of Default being cured in accordance with the terms of the Senior Debt Documents and (iii) the Payment in Full of the Senior Debt.

Senior Default shall be deemed to have been waived for purposes of this Section 2.3(b) unless and until the Obligors shall have received a written waiver of such Senior Default from Senior Collateral Agent (acting on the instructions of Senior Lender) in accordance with the terms of the Senior Debt Documents.  The Obligors shall give Junior Lender prompt notice of the occurrence of any Senior Default and of any cure, waiver or other termination thereof; provided, that the failure of any Obligor to give any such notice shall not affect the subordination provisions of this Agreement or the relative rights of Senior Lender and Junior Lender under this Agreement.

(c)	Non-Applicability to Proceeding. The provisions of this Section 2.3 shall not apply to any payment with respect to which Section 2.2 is applicable.

2.4 Restriction on Action by Junior Lender.    Until the Senior Debt is Paid in Full, Junior Lender shall not, without the prior written consent of Senior Collateral Agent (acting on the instructions of Senior Lender), take any Collection Action with respect to the Junior Debt, except as permitted in the following sentence.    Notwithstanding the foregoing (a) Junior Lender may file proofs of claim against any Obligor, and vote such proofs of claim, in any Proceeding involving such Obligor, in each case to the extent not prohibited by the terms of this Agreement, (b) Junior Lender may take actions that are necessary solely to prevent the tolling of an applicable statute of limitations on the Junior Lender’s ability to commence an action against the Obligors for payment of the Junior Debt and (c) the Junior Lender may take a Collection Action consisting solely of a demand for payment of  a Permitted Junior Debt Payment from the Obligors if (i) at the time of such demand the Junior Lender

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would be permitted to accept such payment under Section 2.3 and (ii) such demand does not violate any term of this Agreement other than the standstill provisions provided in this Section 2.4.

2.5 Amendment of Junior Debt Documents.  Until the Senior Debt is Paid in Full, and anything contained in the Junior Debt Documents or any of the Senior Debt Documents to the contrary notwithstanding, Junior Lender shall not, without the prior written consent of Senior Collateral Agent (acting on the instructions of Senior Lender), agree to any amendment or supplement to, or other modification of, the Junior Debt Documents or the Junior Debt except as provided in Section 4 and amendments that are purely administrative or ministerial in nature and that could not be expected to adversely affect the Borrower or the rights and interests of the Senior Lender.

2.6 Incorrect Payments.  If any payment or distribution on account of the Junior Debt not permitted to be made by the Obligors or received by Junior Lender under this Agreement is received by Junior Lender before all Senior Debt is Paid in Full (including any proceeds of a Collection Action), such payment or distribution shall be held in trust by Junior Lender for the benefit of all holders of Senior Debt and shall be promptly paid over to Senior Collateral Agent (for the benefit of Senior Lender), or its designated representative, for application (in accordance with the Senior Financing Agreement or the applicable Permitted Refinancing Loan Document) to the payment of the Senior Debt then remaining unpaid, until all of the Senior Debt is Paid in Full.

2.7 Transfer.  Junior Lender shall not sell, assign, or otherwise dispose of any of the Junior Debt and guarantees, if any, except (a) to another holder of Series A Preferred Shares that has delivered a written acknowledgment to the Senior Collateral Agent of the Acknowledgment Agreement (as defined in the Senior Credit Agreement), (b) to an Affiliate of any Person described in clause (a) above or (c) with the prior written approval of the Senior Collateral Agent (acting on the instructions of Senior Lender), which approval shall not be unreasonably withheld (it being agreed that it shall be reasonable for the Senior Collateral Agent to refuse to approve a transfer to any private equity fund or hedge fund), and any person or entity to which such a sale, assignment, disposition or other transfer is made shall be required to provide the Senior Collateral Agent with a written acknowledgment of receipt of a copy of this Agreement together with the written agreement of such person, in form and substance reasonably satisfactory to Senior Collateral Agent (acting on the instructions of Senior Lender), to be bound by the terms and conditions of this Agreement.  Notwithstanding any non-compliance with the foregoing sentence, the subordination effected hereby shall survive any sale, assignment, pledge, disposition or other transfer of all or any portion of the Junior Debt, and the terms of this Agreement shall be binding upon the successors and assigns of Junior Lender.

2.8 Legends.  Until the Senior Debt is Paid in Full, the Junior Notes, the Junior Financing Agreement and any related guaranty, mortgage, deeds of trust or similar instruments now or hereafter filed in favor of Junior Lender, shall at all times contain in a conspicuous manner the following legend:

“This instrument and the rights and obligations evidenced hereby are and shall at all times be and remain subordinated in right of payment to the extent and in the manner set forth in that certain Subordination Agreement, dated as of April 17, 2015, by and among Commonwealth Bank of Australia, Hale Capital Partners, L.P., Midway Gold Corp., MDW Pan LLP and certain other parties, as amended, to the prior payment in full in cash of all Senior Debt (as defined therein).”

3. Lien Subordination.

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3.1 Lien Priorities.
(a)

Subordination; Etc.  Notwithstanding (i) the time, manner, order or method of grant, creation, attachment or perfection of any Liens securing the Junior Debt granted on the Collateral or of any Liens securing the Senior Debt granted on the Collateral, (ii) the validity or enforceability of the security interests and Liens granted in favor of Senior Lender on the Collateral, (iii) the date on which any Senior Debt is extended, (iv) any provision of the UCC or any other applicable law, including any rule for determining priority thereunder or under any other law or rule governing the relative priorities of secured creditors, including with respect to real property or fixtures, (v) any provision set forth in any Senior Debt Document (other than this Agreement), (vi) the possession or control by Senior Lender or any bailee of all or any part of any Collateral as of the date hereof or otherwise, or (vii) any other circumstance whatsoever, Senior Lender and Junior Lender hereby agrees that:

(i)

any Lien on the Collateral securing the Senior Debt, now or hereafter held by or on behalf of Senior Lender or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to any Lien on the Collateral securing any of the Junior Debt; and

(ii)

any Lien on the Collateral now or hereafter held by or on behalf of Junior Lender or any agent or trustee therefor regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Collateral securing any Senior Debt.

All Liens on the Collateral securing any Senior Debt shall be and remain senior in all respects and prior to all Liens on the Collateral securing any Junior Debt for all purposes.  The parties hereto acknowledge and agree that it is their intent that the Senior Debt (and the security therefor) constitute a separate and distinct class or classes (and separate and distinct claims) from the Junior Debt (and the security therefor) in any Proceeding or otherwise.

(b)

Prohibition on Contesting Liens.  Junior Lender agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Proceeding), (i) the priority, validity or enforceability of a Lien held by or on behalf of Senior Lender in the Collateral, (ii) the validity or enforceability of any Senior Debt Document, or (iii) the relative rights and duties of the holders of the Senior Debt and the Junior Debt granted and/or established in this Agreement or any Senior Debt Document with respect to such Liens; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any of Senior Lender to enforce this Agreement, including the priority of the Liens on the Collateral securing the Senior Debt as provided in Sections 3.1(a) and 3.2(a).

(c)

No New Liens.  So long as the Senior Debt has not been Paid in Full, the parties hereto agree that no Loan Party nor any of its subsidiaries shall grant or permit any additional Liens on any property or assets of any Loan Party or any of its subsidiaries to secure any Junior Debt unless it has granted or contemporaneously grants a Lien on such asset

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or property to secure the Senior Debt; provided that to the extent that the provisions of the immediately preceding sentence are not complied with for any reason, without limiting any other rights and remedies available to Senior Lender, Junior Lender agrees that any amounts received by or distributed to it pursuant to or as a result of Liens on the Collateral granted in contravention of this Section 3.1(c) shall be subject to Section 3.3(a).

(d)

Effectiveness of Lien Priorities.  Each of the parties hereto acknowledges that the Lien priorities provided for in this Agreement shall not be affected or impaired in any manner whatsoever, including, without limitation, on account of:  (i) the invalidity, irregularity or unenforceability of all or any part of the Senior Debt Documents or the Junior Debt Documents; or (ii) any amendment, change or modification of any Senior Debt Documents or the Junior Debt Documents, in each case, in a manner not prohibited by this Agreement.

(e)

Similar Liens and Agreements.  The parties hereto agree that the Collateral securing the Junior Debt shall not be more extensive than the Collateral securing the Senior Debt.  In furtherance of the foregoing, Junior Lender agrees, subject to the other provisions of this Agreement:

(i)

upon reasonable request by Senior Lender to cooperate (and to direct their respective counsel to cooperate) from time to time in order to determine the specific items included in the Collateral securing the Senior Debt and the Junior Debt and the steps taken to perfect the Liens thereon and the identity of the respective parties obligated under the Senior Debt Documents and the Junior Debt Documents; and

(ii)

that the Senior Debt Documents and the Junior Debt Documents creating Liens on the Collateral shall be in all material respects the same forms of documents other than with respect to the priority nature of the Liens created thereunder in such Collateral or as otherwise approved in writing by Senior Collateral Agent (acting on the instructions of Senior Lender).

3.2 Exercise of Remedies.
(a)

In connection with any Senior Enforcement Action, so long as the Senior Debt has not been Paid in Full, whether or not a Proceeding has been commenced by or against any Loan Party or any of its subsidiaries:

Junior Lender will not (A) contest, protest or object to any foreclosure proceeding or action brought by Senior Lender with respect to, or any other exercise by Senior Lender of any rights and remedies relating to, the Collateral under the respective Senior Debt Documents or otherwise, or (B) object to the forbearance by Senior Lender from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Collateral;

Senior Lender shall have the exclusive right to enforce rights, exercise remedies (including set off and the right to credit bid its debt) and make

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determinations regarding the disposition of, or restrictions with respect to, the Collateral without any consultation with or the consent of Junior Lender, and Senior Lender shall have no obligation to marshal assets;

In exercising rights and remedies with respect to the Collateral, Senior Lender may enforce the provisions of the Senior Debt Documents and exercise remedies thereunder, all in such order and in such manner as it may determine in the exercise of its sole commercial discretion.  Such exercise and enforcement shall include the rights of an agent appointed by it to sell or otherwise dispose of Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the UCC of any applicable jurisdiction and of a secured creditor under all applicable bankruptcy or other laws.

(b)

Notwithstanding anything to the contrary and in accordance with the terms of this Agreement, the Junior Lender shall be entitled to do any of the following without the consent or any notice to the Senior Lender (collectively, the “Permitted Non-Blockable Actions”):

make any demand for payment (provided that payment shall be subject to the terms of this Agreement), charge any default rate of interest otherwise permitted hereunder, or deliver notices of default or reservations of rights or any Junior Default Notices;

in any Proceeding commenced by or against any Obligor or any or its subsidiaries, file a claim or statement of interest with respect to the Junior Debt;

take any action (not adverse to the prior Liens on the Collateral securing the Senior Debt, or the rights of Senior Lender to exercise remedies in respect thereof) in order to preserve or protect its Lien on the Collateral;

file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of Junior Lender, including without limitation any claims secured by the Collateral, if any, in each case subject to the terms of this Agreement;

file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of any Loan Party or its subsidiaries arising under either the Bankruptcy Code or applicable non-bankruptcy law, in each case, except as otherwise specifically prohibited elsewhere in this Agreement and provided that such is not adverse to the prior Liens on the Collateral securing the Senior Debt, or the rights of Senior Lender to exercise remedies in respect thereof;

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take any action to the extent necessary to prevent the running of any applicable statute of limitation or similar restriction on claims, or to assert a compulsory cross-claim or counterclaim against any Obligor;

take any action to seek and obtain specific performance or injunctive relief to compel any Obligor to comply with (or not violate or breach) an obligation under the Junior Debt Documents, in each case not inconsistent with the terms of this Agreement and so long as such action does not require the making of any payments of any Junior Debt or any other monetary payment by any Obligor;

vote on any plan of reorganization (including a vote to accept or reject a plan of partial or complete liquidation, reorganization, arrangement, composition or extension), filing any proof of claim, making other filings and making any arguments and motions that are, in each case, not inconsistent with the terms of this Agreement;

join (but not exercising control over) a judicial foreclosure or Senior Enforcement Action proceeding with respect to the Collateral initiated by the Senior Lender provided, that such action could not reasonably be expected to interfere with any Senior Enforcement Action of the Senior Lender, and provided, further, that Junior Lender may not receive any proceeds thereof unless permitted herein;

permit the release, discharge or lapse of any lien of Junior Lender;

enforce the terms of any subordination agreement with respect to any indebtedness subordinated to the Junior Debt to the extent that such action could not reasonably be expected to interfere with any Senior Enforcement Action of the Senior Lender;

with respect to any public disposition of Collateral, credit bid on any Collateral in which Junior Lender has a lien, in accordance with Section 363(k) of the Bankruptcy Code or other applicable law, so long as such bid includes a cash purchase price component payable at the closing of the sale in an amount that would be sufficient to pay in full in cash all outstanding Senior Debt and any order approving such sale requires such amount to be so applied; or

inspecting or appraising the Collateral or requesting information or reports concerning the Collateral pursuant to the Junior Debt Documents.

(c)

Junior Lender agrees that it will not take any action as a secured party that would hinder, delay, limit or prohibit any exercise of remedies under the Senior Debt Documents with

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respect to the Collateral, or that would limit, invalidate, avoid or set aside any Lien or Senior Debt Document or subordinate the priority of the Senior Debt or grant the Liens securing the Junior Debt equal ranking to the Liens securing any of the Senior Debt.

(d)

Junior Lender hereby waives any and all rights it may have solely in its capacity as a junior lien creditor with respect to the Collateral or otherwise to object to the manner in which Senior Lender seeks to enforce or collect the Senior Debt or the Liens granted in any of the Collateral, regardless of whether any action or failure to act by or on behalf of any of Senior Lender is adverse to the interest of Junior Lender.

(e)

Notwithstanding anything to the contrary in this Article 3, nothing in this Article 3 shall restrict or otherwise impede the Junior Lender from exercising its rights and remedies as a secured creditor under the Junior Debt Documents so long as the Junior Lender is otherwise complying with the terms and conditions of this Agreement.

(f)

To the extent any payment with respect to any Senior Debt (whether by or on behalf of any Loan Party, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, the Junior Lender, a receiver or similar Person, whether in connection with any Proceeding or otherwise, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the Senior Lender and the Junior Lender, be deemed to be reinstated and outstanding as if such payment had not occurred.  To the extent that any interest, fees, expenses or other charges (including without limitation, post-petition interest) to be paid pursuant to the Senior Debt Documents are disallowed by order of any court, including without limitation by order of a bankruptcy court in any Proceeding, such interest, fees, expenses and charges (including without limitation post-petition interest) shall, as between the Senior Lender and the Junior Lender, be deemed to continue to accrue and be added to the amount to be calculated as the outstanding Senior Debt obligations.

3.3 Payments.
(a)

So long as the Senior Debt has not been Paid in Full, the Collateral or proceeds thereof received in connection with the sale or other disposition of, or collection on, such Collateral upon the exercise of remedies (including without limitation in connection with any Proceeding involving any Obligor), shall be applied in the following order of priority:

(i)

first, to the Senior Debt (which, for the avoidance of doubt, shall include all Senior Secured Obligations other than the portion of the outstanding principal amount of any Loans (as defined in the Senior Credit Agreement) in excess of the First Lien Loan Cap) and for cash collateral as required under the Senior

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Debt Documents, and in such order as specified in the relevant Senior Debt Documents;
(ii)	second, to the Junior Debt in such order as specified in the relevant Junior Debt Documents until the Junior Debt has been indefeasibly paid in full; and
(iii)	third, to remaining Senior Secured Obligations (if any) owing under the Senior Debt Documents until the Senior Secured Obligations have been indefeasibly paid in full.
(b)

Upon the Payment in Full of the Senior Debt, to the extent permitted under applicable law, the Senior Collateral Agent shall deliver to Junior Lender, without representation or recourse, any items of Collateral in its possession or under its control, any proceeds of Collateral held by it at such time in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct, to be applied by Junior Lender in such order as specified in the relevant Junior Debt Documents.  The foregoing provisions of this Agreement are intended solely to govern the respective lien priorities as between Senior Lender and Junior Lender and shall not impose on Senior Lender any obligations in respect of the disposition of proceeds of foreclosure on any Collateral which would conflict with prior perfected claims therein in favor of any other person or any order or decree of any court or other governmental authority or any applicable law.

(c)

So long as the Senior Debt has not been Paid in Full, and except for Permitted Junior Debt Payments made in accordance with Section 2.3(a), any payments, from Collateral or any proceeds thereof (or any distribution in respect of the Collateral, whether or not expressly characterized as such) or otherwise, received by Junior Lender, whether in connection with the exercise of any right or remedy (including set off or any other Collection Action permitted hereunder) relating to the Collateral (excluding any Reorganization Subordinated Securities) or otherwise, shall be segregated and held in trust and forthwith paid over to Senior Collateral Agent (for the benefit of Senior Lender) in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct.  Senior Collateral Agent is hereby authorized to make any such endorsements as agent for Junior Lender to the extent Junior Lender fails to make any such endorsement within three (3) Business Days of such request by Senior Collateral Agent.  This authorization is coupled with an interest and is irrevocable until such time as this Agreement is terminated in accordance with its terms.

3.4 Other Agreements.
(a)	Releases.
(i)	If, in connection with:
(A)

the exercise of Senior Lender’s remedies in respect of any Collateral provided for in Section 3.2(a), including any sale, lease, exchange, transfer or other disposition of any such Collateral, but

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so long as such sale, lease, exchange or other disposition is conducted in a commercially reasonable manner; or
(B)	any sale, lease, exchange, transfer or other disposition of any Collateral permitted under both the terms of any Senior Debt Document and the terms of any Junior Debt Document;

Senior Lender releases all of its Liens on any part of the Collateral, then the Liens, if any, of Junior Lender on such Collateral shall be automatically, unconditionally and simultaneously released and Junior Lender, promptly shall execute and deliver to Senior Lender such termination statements, releases and other documents as the relevant Person may request to effectively confirm such release; provided,  however, that each of the Senior Lender’s and the Junior Lender’s liens shall continue to attach to the proceeds of such sale, lease, exchange, transfer or other disposition with the same priority as contemplated by this Agreement. The Senior Lender shall promptly apply the proceeds of any such sale, lease, exchange, transfer or other disposition in accordance with Section 3.3(a) hereof.

(ii)

Until the Payment in Full of the Senior Debt, Junior Lender hereby irrevocably constitutes and appoints Senior Lender and any officer or agent of Senior Lender, with full power of substitution, as its true and lawful attorneys in fact with full irrevocable power and authority in the place and stead of Junior Lender, for the purpose of carrying out the terms of this Section 3.4(a), to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Section 3.4(a), including any endorsements or other instruments of transfer or release.

(iii)

Until the Payment in Full of the Senior Debt occurs, to the extent that Senior Lender (a) has released any Lien on Collateral and any such Lien is later reinstated or (b) obtains any new Liens on assets constituting Collateral from any Loan Party or its subsidiaries, then Junior Lender shall be granted a Lien on any such Collateral to the extent the Junior Debt Documents contemplate a Lien on such Collateral.

(b)

Insurance.  Unless and until the Payment in Full of the Senior Debt has occurred, Senior Lender shall have the sole and exclusive right, subject to the rights of each Loan Party and its subsidiaries under the Senior Debt Documents, to adjust settlement for any insurance policy covering the Collateral with regard to any loss suffered in respect of any Collateral covered thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) in respect of the Collateral. So long as the Senior Debt has not been Paid in Full, all proceeds of any such policy shall first be paid to Senior Lender to the extent required under the Senior Debt Documents before any amount is paid to Junior Lender. Until the Senior Debt has been Paid in Full, if Junior Lender shall, at any time, receive any proceeds of any such insurance policy or any such award or payment, it shall pay such proceeds over to Senior Collateral Agent (for the benefit of Senior Lender) for application in accordance with the terms of Section 3.3.

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(c)	Bailee for Perfection.
(i)

Senior Collateral Agent agrees to hold that part of the Collateral that is in its possession or control (or in the possession or control of its agents or bailees) to the extent that possession or control thereof is taken to perfect a Lien thereon under the UCC (such Collateral being the “Pledged Collateral”) as collateral agent for Junior Lender and any assignee thereof solely for the purpose of perfecting the security interest granted under the Senior Debt Documents and the Junior Debt Documents, respectively, subject to the terms and conditions of this Section 3.4(c); provided,  however, that Senior Lender shall not owe a duty of care to Junior Lender and shall have no responsibility to treat or handle such collateral other than in accordance with its standard practices.

(ii)

Subject to the terms of this Agreement, until the Senior Debt has been Paid in Full, Senior Lender shall be entitled to deal with the Pledged Collateral in accordance with the terms of the Senior Debt Documents and subject to the terms of this Agreement.  The rights of Junior Lender in the Pledged Collateral shall at all times be subject to the terms of this Agreement.

(iii)

Senior Lender, acting pursuant to this Section 3.4(c) shall not have by reason of the Senior Debt Documents, the Junior Debt Documents, this Agreement or any other document a fiduciary relationship of or any liability to Junior Lender in connection with its holding the Pledged Collateral, other than for its gross negligence or willful misconduct as determined by a final, non-appealable order of a court of competent jurisdiction.

(iv)

Upon the Payment in Full of the Senior Debt, Senior Collateral Agent shall deliver or cause to be delivered the remaining Pledged Collateral (if any) in its possession or in the possession of its agents or bailees, together with any necessary endorsements, (A) first, to Junior Lender to the extent that Junior Debt remains outstanding and (B) second, to the applicable Obligor of the relevant Lien to the extent no Senior Debt or Junior Debt remains outstanding (in each case, so as to allow such Person to obtain control of such Pledged Collateral) and will cooperate with such Person, in assigning (without recourse to or warranty by Senior Lender or agent or bailee thereof and without any obligation of Senior Lender to incur expenses) control over any other Pledged Collateral under its control.

(v)

Notwithstanding anything to the contrary herein, if, for any reason, any Junior Debt remains outstanding upon the Payment in Full of the Senior Debt, all rights of Senior Lender hereunder and under the Senior Debt Documents (A) with respect to the delivery and control of any part of the Collateral, and (B) to direct, instruct, vote upon or otherwise influence the maintenance or disposition of such Collateral, shall immediately, and (to the extent permitted by law) without further action on the part of Junior Lender or Senior Lender, pass to Junior Lender (it being understood that the Junior Lender shall have no obligation to exercise any such rights).

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(d)

When Payment in Full of Senior Debt Deemed to Not Have Occurred.  Notwithstanding anything to the contrary herein, if concurrently with (or immediately after) the Payment in Full of the Senior Debt, any Loan Party or any of its subsidiaries enters into any Permitted Refinancing of any Senior Debt, then such Senior Debt shall automatically be deemed not to have been Paid in Full for all purposes of this Agreement, and the obligations under the Permitted Refinancing shall automatically be treated as Senior Debt for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein.

3.5 Proceedings.
(a)

Enforceability and Continuing Priority.   This Agreement shall be applicable both before and after the commencement of any Proceeding and all converted or succeeding cases in respect thereof.  The relative rights of Senior Lender and Junior Lender in or to any distributions from or in respect of any Collateral or proceeds of Collateral shall continue after the commencement of any Proceeding.  Accordingly, the provisions of this Agreement are intended to be and shall be enforceable as a subordination agreement within the meaning of Section 510 of the Bankruptcy Code.

(b)

Financing.  If any Obligor shall be subject to any Proceeding and Senior Lender consents to the use of cash collateral (as such term is defined in Section 363(a) of the Bankruptcy Code; herein, “Cash Collateral”), on which Senior Lender has a Lien or to permit any Obligor to obtain financing provided by Senior Lender under Section 364 of the Bankruptcy Code or any similar Bankruptcy Law (such financing, together with any Cash Collateral use, collectively a “DIP Financing”), then Junior Lender agrees to such Cash Collateral use and will raise no objection to such DIP Financing and to the extent the Liens securing the Senior Debt are discharged, subordinated to or pari passu with such DIP Financing, Junior Lender will subordinate its Liens in the Collateral to the Liens securing such DIP Financing.  Junior Lender agrees that it shall not, directly or indirectly, provide, offer to provide, or support any DIP Financing secured by a Lien senior to or pari passu with the Liens securing the Senior Debt.

(c)

Sales.  Junior Lender agrees that it will consent, and will not object or oppose a motion to Dispose of any Collateral free and clear of the Liens or other claims under Section 363 of the Bankruptcy Code if Senior Lender has consented to such Disposition of such assets; provided, that, the liens of  Junior Lender shall attach to the proceeds of such Disposition of Collateral and proceeds of such Disposition of any Collateral to be applied to the Senior Debt or the Junior Debt are applied in accordance with Section 3.3(a) hereof.

(d)

Relief from the Automatic Stay.  Until the Senior Debt has been Paid in Full, Junior Lender agrees not to (i) seek (or support any other person seeking) relief from the automatic stay or any other stay in any Proceeding in respect of the Collateral or (ii) oppose any request by Senior Lender to seek relief from the automatic stay or any other stay in any Proceeding in respect of the Collateral.

(e)	Adequate Protection.

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(i)	In any Proceeding involving an Obligor, Junior Lender agrees that it shall not contest (or support any other person contesting):
(A)

any request by Senior Lender for adequate protection (including, without limitation, adequate protection in the form of cash payments consisting of post-petition interest (including, without limitation, interest accruing at the default rate), fees or expenses); or

(B)	any objection by Senior Lender to any motion, relief, action, or proceeding based on Senior Lender’s claiming a lack of adequate protection.
(ii)	Notwithstanding anything to the contrary herein, in any Proceeding involving an Obligor:
(A)

if Senior Lender is granted adequate protection in the form of a replacement Lien (on existing or future assets of Obligors) in connection with any DIP Financing or use of cash collateral, then Senior Lender agrees that Junior Lender shall also be entitled to seek adequate protection in the form of a replacement Lien (on existing or future assets of Obligors), which replacement Lien, if obtained, shall be subordinate to the Liens securing the Senior Debt on the same basis as the other Liens securing the Junior Debt are subordinate to the Senior Debt under this Agreement;

(B)

if Junior Lender is granted adequate protection in the form of a replacement Lien (on existing or future assets of Obligors), then Junior Lender agrees that Senior Lender shall also be entitled to seek a senior adequate protection Lien on existing or future assets of Obligors as security for the Senior Debt and that any adequate protection Lien on such existing or future assets securing the Junior Debt shall be subordinated to the Lien on such collateral securing the Senior Debt on the same basis as the other Liens securing the Junior Debt are subordinated to the Senior Debt under this Agreement;

(C)

if Senior Lender is granted adequate protection in the form of an administrative expense claim or Superpriority Claim under Sections 507(b) or 364(c)(i) of the Bankruptcy Code in connection with any DIP Financing or use of Cash Collateral, then Senior Lender agrees that Junior Lender shall also be entitled to seek adequate protection in the form of an expense of administration claim, which administration claim, if obtained, shall be subordinate to the administration claim of Senior Lender;

(D)

if Junior Lender is granted adequate protection in the form of an administrative expense claim or Superpriority Claim under Sections 507(b) or 364(c)(i) of the Bankruptcy Code in connection

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with any DIP Financing or use of Cash Collateral, then Junior Lender agrees that Senior Lender shall also be entitled to seek adequate protection in the form of an expense of administration claim, which administration claim, if obtained, shall be senior to the administration claim of Junior Lender;

(E)

Junior Lender may not seek any other adequate protection with respect to its rights in the Collateral, to the extent it interferes with the rights of the Senior Lender or otherwise is in contravention of this Agreement.

(f)

Section 1111(b) of the Bankruptcy Code.  Junior Lender shall not object to, oppose, support any objection, or take any other action to impede, the right of Senior Lender to make an election under Section 1111(b)(2) of the Bankruptcy Code.  Junior Lender waives any claim it may hereafter have against Senior Lender arising out of the election by Senior Lender of the application of Section 1111(b)(2) of the Bankruptcy Code. Senior Lender shall not object to, oppose, support any objection, or take any other action to impede, the right of Junior Lender to make an election under Section 1111(b)(2) of the Bankruptcy Code, provided Junior Lender’s exercise of rights under Section 1111(b) of the Bankruptcy Code is not in contravention with the terms of this Agreement.

(g)

No Waiver.  Subject to Section 3.5(e)(ii), nothing contained herein shall prohibit or in any way limit Senior Lender from objecting in any Proceeding involving an Obligor to any action taken by Junior Lender, including the seeking by Junior Lender of adequate protection or the assertion of any of its rights and remedies under the Junior Debt Documents.

4. Modifications to Senior Debt.  Senior Lender may at any time without the consent of or notice by Junior Lender, without incurring liability to Junior Lender and without impairing or releasing the obligations of Junior Lender under this Agreement, change the manner or place of payment or extend the time of payment of, increase the interest rates and fees applicable to, or renew or alter any of the other terms of the Senior Debt or the Senior Debt Documents, or amend, modify, supplement, restate, substitute, replace or refinance in any manner any Senior Debt Document or any other agreement, note, guaranty or other instrument evidencing or securing or otherwise relating to the Senior Debt.  Any amendment, modification or waiver of any representation, covenant or default in the Senior Debt Documents shall automatically be deemed to amend, modify or waive (as applicable) any corresponding representation, covenant or default in the Junior Debt Documents to the extent necessary to ensure that the representations, covenants and defaults set forth in the Junior Debt Documents shall in no event be more restrictive than the representations, covenants and defaults set forth in the Senior Debt Documents.  In the event that all of the Senior Debt then outstanding is refinanced pursuant to a Permitted Refinancing, Junior Lender will enter into an agreement substantively identical to this Agreement with such Person(s).

5. Continued Effectiveness of this Agreement.  The terms of this Agreement, the subordination effected hereby, and the rights and the obligations of Junior Lender, the Obligors, and Senior Lender arising hereunder shall not be affected, modified or impaired in any manner or to any extent by the validity or enforceability of any of the Senior Debt Documents or the Junior Debt Documents, or any exercise or non-exercise of any right, power or remedy under or in respect of the

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Senior Debt, the Senior Debt Documents, the Junior Debt or the Junior Debt Documents.  Senior Lender and Junior Lender hereby acknowledge that the provisions of this Agreement are intended to be enforceable at all times, whether before the commencement of, after the commencement of, in connection with or premised on the occurrence of a Proceeding.

6. No Contest.  (i) Junior Lender agrees that it will not at any time contest, or initiate, prosecute, or participate in any claim or action challenging, whether during a Proceeding or otherwise, the validity, perfection, priority or enforceability of the Senior Debt, the Senior Debt Documents, or the Liens and security interests of Senior Lender in any Collateral and (ii) Senior Lender agrees that, except to the extent required to enforce the provisions of this Agreement, it will not at any time contest, or initiate, prosecute, or participate in any claim or action challenging, whether during a Proceeding or otherwise, the validity, perfection or enforceability of the Junior Debt or the Junior Debt Documents, or the Liens and security interests of Junior Lender in any Collateral.

7. Representations and Warranties.
7.1 Junior Lender. Junior Lender hereby represents and warrants to Senior Lender as follows:
(a)	Junior Lender is a limited partnership duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized;
(b)

Junior Lender has the power and authority to enter into, execute, deliver and carry out the terms of this Agreement, all of which have been duly authorized by all proper and necessary action and are not prohibited by its organizational documents; and

(c)

this Agreement, when executed and delivered, will constitute the valid and legally binding obligation of Junior Lender, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by equitable principles.

7.2 Senior Lender. Senior Lender hereby represents and warrants to Junior Lender as follows:
(a)

Senior Lender has the power and authority to enter into, execute, deliver and carry out the terms of this Agreement, which have been duly authorized by all proper and necessary action and are not prohibited by its organizational documents; and

(b)

this Agreement, when executed and delivered, will constitute the valid and legally binding obligation of Senior Lender, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by equitable principles.

8. Notice of Junior Default.  The Obligors shall provide Senior Lender with a written notice of the occurrence of each Junior Default, and shall notify Senior Lender in writing in the event such Junior Default is cured or waived.  The Obligors shall provide Junior Lender with a written notice of the occurrence of each Senior Default, and shall notify Junior Lender in writing in the event such Senior Default is cured or waived.

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9. Cumulative Rights, No Waivers.  Each and every right, remedy and power granted to Senior Lender hereunder shall be cumulative and in addition to any other rights, remedy or power specifically granted herein or in the Senior Debt Documents or now or hereafter existing in equity, at law, by virtue of statute or otherwise, and may be exercised by Senior Lender from time to time, concurrently or independently and as often and in such order as Senior Lender may deem expedient.  Any failure or delay on the part of Senior Lender in exercising any such right, remedy or power, or abandonment or discontinuance of steps to enforce the same, shall not operate as a waiver thereof or affect the rights of Senior Lender thereafter to exercise the same, and any single or partial exercise of any such right, remedy or power shall not preclude any other or further exercise thereof or the exercise of any other right, remedy or power, and no such failure, delay, abandonment or single or partial exercise of the rights of Senior Lender hereunder shall be deemed to establish a custom or course of dealing or performance among the parties hereto.

10. Modification.  Any modification or waiver of any provision of this Agreement, or any consent to any departure therefrom, shall not be effective in any event unless the same is in writing and signed by each of Senior Administrative Agent, Senior Collateral Agent and Junior Lender, and then such modification, waiver or consent shall be effective only in the specific instance and for the specific purpose given.  Any notice or demand given to Junior Lender by Senior Lender in any circumstances not specifically required by Senior Lender hereunder shall not entitle Junior Lender to any other or further notice or demand in the same, similar or other circumstances unless specifically required hereunder.

11. Additional Documents and Actions.  Junior Lender at any time, and from time to time, after the execution and delivery of this Agreement, promptly will execute and deliver such further documents and do such further acts and things as Senior Lender reasonably may request in order to effect fully the purposes of this Agreement.

12. Notices.  Unless otherwise specifically provided herein, any notice or other communication required or permitted to be given shall be in writing addressed to the respective party as set forth below and shall be given only by, and shall be deemed to have been received upon:  (a) registered or certified mail, return receipt requested, on the date on which such notice was received as indicated in such return receipt; (b) delivery by a nationally recognized overnight courier, one (1) Business Day after deposit with such courier; or (c) facsimile or electronic transmission, in each case upon telephone or further electronic communication from the recipient acknowledging receipt (whether automatic or manual from recipient), as applicable.

Notices shall be addressed as follows:

(a)	If to Senior Lender:

Commonwealth Bank of Australia

599 Lexington Avenue

New York, NY 10022

Attention: Director, Project Finance

Telephone: (212) 848-9231; (212) 848-9284

Facsimile:  (212) 336-7725

Email: Mining&MetalsNY@cba.com.au

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(b)	If to Junior Lender:

Hale Capital Partners, L.P.
17 State Street, Suite 3230
New York, NY 10004
Attn: Martin Hale Jr. and Trey Anderson
Telephone: (203) 364-4253 and 212-751-8228
Email: martin@halefunds.com and trey@halecapital.com

(c)	If to the Loan Parties:

c/o Midway Gold Corp.

8310 South Valley Hwy, Suite 280

Englewood, CO 80112

Attn: Chief Financial Officer

Telephone: (720) 979-0900

Facsimile:  (720) 979-0898

With a copy to (which shall not constitute notice):

Dorsey & Whitney LLP

50 S. Sixth Street, Suite 1500

Minneapolis, MN 55402

Attn: Michael Pignato, Esq.

Telephone: (612) 340-5643

Facsimile:  (612) 340-2643

or in any case, to such other address as the party addressed shall have previously designated by written notice to the serving party, given in accordance with this Section 12.  A notice not given as provided above shall, if it is in writing, be deemed given if and when actually received by the party to whom given.

13. Severability.   In the event that any provision of this Agreement is deemed to be invalid, illegal or unenforceable by reason of the operation of any law or by reason of the interpretation placed thereon by any court or governmental authority, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby, and the affected provision shall be modified to the minimum extent permitted by law so as most fully to achieve the intention of this Agreement.

14. Successors and Assigns.  This Agreement shall inure to the benefit of the successors and assigns of Senior Lender and of Junior Lender, and shall be binding upon the successors and assigns of Senior Lender, Junior Lender, and the Obligors.  Junior Lender shall not assign or sell participations in any or all of the Junior Debt  or any Junior Debt Document, other than (a) with the prior written consent of the Senior Lender acting in its sole discretion or (b) to a transferee permitted in accordance with Section 2.7.  Senior Lender, without notice to or consent of Junior Lender, may assign or sell participations in any or all of the Senior Debt, any Senior Debt Document or any interest therein to any Person and, notwithstanding any such assignment or sale of participations in, or any subsequent assignment or participation, the Senior Debt shall, subject to the terms hereof, be and remain Senior Debt for purposes of this Agreement, and every permitted assignee or participant of any

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of the Senior Debt, any Senior Debt Document or of any interest therein shall, to the extent of the interest of such permitted assignee or participant in the Senior Debt, be entitled to rely upon and be the third party beneficiary of the subordination provided under this Agreement and shall be entitled to enforce the terms and provisions hereof to the same extent as if such assignee or participant were initially a party hereto.  Each assignee and participant of the Senior Debt shall have all of the rights and benefits under, and shall be bound by the terms of, this Agreement as fully as the original holders of the Senior Debt.    In the case of an assignment, the assignee acquiring the Senior Debt shall execute a written acknowledgment of receipt of a copy of this Agreement together with the written agreement of such assignee, in form and substance reasonably satisfactory to the Junior Lender, to be bound by the terms and conditions of this Agreement.

15. Counterparts.  This Agreement may be executed in two or more counterpart originals, which, taken together, shall constitute one fully-executed instrument.  Any signature delivered electronically (including .pdf) shall be deemed to be a counterpart original hereto.

16. Defines Rights of Creditors; Obligors’ Obligations Unconditional.  The provisions of this Agreement are solely for the purpose of defining the relative rights of Junior Lender and Senior Lender and shall not be deemed to create any rights or priorities in favor of any other Person, including, without limitation, any Obligor.  As between the Obligors and Senior Lender, nothing contained herein shall impair the unconditional and absolute obligation of the Obligors to Senior Lender to pay the Senior Debt as such Senior Debt shall become due and payable in accordance with the Senior Debt Documents.  As between the Obligors and Junior Lender, nothing contained herein shall impair the unconditional and absolute obligation of the Obligors to Junior Lender to pay the Junior Debt as such Junior Debt shall become due and payable in accordance with the Junior Debt Documents.

17. Subrogation.  After and subject to the Payment in Full of the Senior Debt, Junior Lender shall be subrogated to the rights of Senior Lender to the extent that payments and distributions otherwise payable to Junior Lender have been applied to the Senior Debt in accordance with the provisions of this Agreement.  For purposes of such subrogation, no payments or distributions to Senior Lender of any cash, property or securities to which Junior Lender would be entitled except for the provisions of this Agreement, and no payments pursuant to the provisions of this Agreement to Senior Lender by Junior Lender, shall, as among the Obligors, their creditors (other than Senior Lender) and Junior Lender be deemed to be a payment or distribution by such Obligor to or on account of the Senior Debt; it being understood that the provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of Junior Lender, on the one hand, and Senior Lender, on the other hand.

18. Conflict.  In the event of any conflict between any term, covenant or condition of this Agreement and any term, covenant or condition of any of the Junior Debt Documents or the Senior Debt Documents, the provisions of this Agreement shall control and govern.

19. Headings. The paragraph headings used in this Agreement are for convenience only and shall not affect the interpretation of any of the provisions hereof.

20. Termination.  This Agreement shall terminate upon the irrevocable and indefeasible Payment in Full of the Senior Debt; it being agreed and understood that this Agreement and the provisions herein contained shall be reinstated, be revived and continue in full force and effect if at any time any payment of any of the Senior Debt is rescinded, declared to be fraudulent or preferential, set aside, required to be paid to any receiver, trustee in bankruptcy or similar Person, or under any

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insolvency, receivership, fraudulent conveyance, preference or similar law, or must otherwise be returned by Senior Lender or any representative of such Person, all as though such payment had not been made.

21. APPLICABLE LAW.  THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

22. CONSENT TO JURISDICTION.    EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE OTHER PARTIES HERETO IN ANY WAY RELATING TO THIS AGREEMENT OR THE TRANSACTIONS RELATING HERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT THE SENIOR LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THE SENIOR DEBT DOCUMENTS AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

23. WAIVER OF JURY TRIAL.  THE PARTIES HERETO HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT.  EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS.  EACH OF THE PARTIES HERETO WARRANTS AND REPRESENTS THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

24. Defense to Enforcement Provision.  If Junior Lender, in contravention of the terms of this Agreement, shall commence, prosecute or participate in any Collection Action against any Obligor, then Senior Lender may (i) intervene and interpose such defense or pleas in its name, and/or (ii) by virtue of this Agreement, restrain the enforcement thereof in the name of Senior Lender.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, Junior Lender, Senior Lender, and Loan Parties have caused this Agreement to be executed as of the date first above written.

COMMONWEALTH BANK OF AUSTRALIA

By:______________________________
Name:
Title:

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HALE CAPITAL PARTNERS, L.P.

By:______________________________
Name:
Title:

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MIDWAY GOLD CORP.

By:______________________________
Name: Bradley Blacketor
Title:   Treasurer

MIDWAY PAN LLP, as Borrower

By: MDW Pan Holdings Corp., its

Managing Partner

By:______________________________
Name: Bradley Blacketor
Title:   Treasurer

GEH (U.S.) HOLDING INC.,

By:______________________________
Name: Bradley Blacketor
Title:   Treasurer

MDW GOLD ROCK LLP,

By: MDW-GR Holding Corp., its Managing Partner

By:______________________________
Name: Bradley Blacketor
Title:   Treasurer

MDW‑GR HOLDING CORP.,

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By:______________________________
Name: Bradley Blacketor
Title:   Treasurer

MDW PAN HOLDING CORP.,

By:______________________________
Name: Bradley Blacketor
Title:   Treasurer

MIDWAY EXPLORATION LLC,

By: Midway Gold US Inc., its Sole Manager

By:______________________________
Name: Bradley Blacketor
Title:   Senior Vice President & Treasurer

MIDWAY GOLD REALTY LLC,

       By: Midway Gold US Inc., its Sole Member

By:______________________________
Name: Bradley Blacketor
Title:   Senior Vice President & Treasurer

MIDWAY GOLD ROCK MINE CO.,

By:______________________________
Name: Bradley Blacketor
Title:   Treasurer

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MIDWAY GOLD US INC.,

By:______________________________
Name: Bradley Blacketor
Title:   Senior Vice President & Treasurer

MIDWAY PAN MINE CO.,

By:______________________________
Name: Bradley Blacketor
Title:   Treasurer

MIDWAY SERVICES COMPANY,

By:______________________________
Name: Bradley Blacketor
Title:   Treasurer

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MINE SERVICES LLC,

      By: Midway Gold US Inc., its Sole

      Member

By:______________________________
Name: Bradley Blacketor
Title:   Senior Vice President & Treasurer

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GEH (B.C.) HOLDING INC.,

By:______________________________
Name:
Title:

GOLDEN EAGLE HOLDING INC.,

By:______________________________
Name:
Title:

MDW MINE ULC,

By:______________________________
Name:
Title:

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